EXHIBIT 99.1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) is made effective as of May 18, 2004 (the “Effective Date”), between Trestle Holdings, Inc., a Delaware corporation with a principal place of business at 199 Technology Suite 105 Irvine, California 92618 (“Trestle”), on the one hand, and Synthetica Ltd., a California corporation (“Consultant”), on the other hand.  Trestle and Consultant may be referred to herein as the “Parties” collectively, or individually as “Trestle” or “Consultant”.

WHEREAS, Trestle is engaged in the business of developing, owning, using, licensing, marketing, and selling on a worldwide basis a series of microscopy and telemedicine products and services, including without limitation, (i) MedMicro™ and other products developed from the same technology for microscopy applications, (ii) MedReach™ and other products developed from the same technology for telemedicine applications, (iii) MedScan, (iv) Digital Slide, (v) MedWorkflow, (vi) High Throughput Scanner, (vii) Quality Control Image Analysis, and (viii) Tox Screen Image Analysis (the preceding products and services are sometimes collectively referred to as the “Business”); and

WHEREAS, Consultant wishes to provide independent consulting services, as described in Appendix “A” attached hereto, necessary to support management of the underlying the Business, and Trestle wishes to hire Consultant as an independent contractor in accordance with the terms and provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, as well as other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Management Consulting Services.  Consultant hereby agrees to perform the consulting services specified in the Description of Work attached hereto as Appendix A (the “Services”).  Consultant shall provide the Services as an independent contractor.  Nothing contained herein shall be considered to create the relationship of employer and employee, partnership, joint venture or other association between the Parties.  Subject to Trestle’s indemnification obligations in Section 6 below, Trestle shall not be liable for any acts or omissions of Consultant made in connection with the performance of the Services.  Consultant shall be solely responsible for the payment of all income, sales, employment, excise, withholding, and other taxes imposed on or with respect to compensation and other amounts received pursuant to this Agreement.  Trestle shall make no social security, workers compensation or unemployment insurance payments on behalf of Consultant.  Consultant will not be entitled to any workers’ compensation, disability benefits or unemployment insurance benefits coverage from Trestle. Consultant shall have no authority to act for or on behalf of, or otherwise bind, Trestle except as expressly authorized by Trestle.

The role of Consultant is to provide the Services to Trestle’s existing Board of Directors and existing management personnel.  Trestle acknowledges that Consultant shall not provide any financial advisory services or investment banking services, and nor shall Consultant act in the place and stead of Trestle’s management.  Consultant shall not be vested with any management decision making powers on behalf of Trestle’s as Consultant’s responsibilities are limited to recommending ways in which to improve Trestle’s business activities and profitability.

2.             Term.  This Agreement shall commence on the Effective Date and continue until July 15, 2004 (the “Initial Term”), unless terminated by mutual agreement in writing by the Parties, or terminated in accordance with the provisions of this Agreement.

3.             Compensation.  In consideration of the Services, Trestle shall pay Consultant based on an hourly rate of $135.00 per hour for the services of Maurizio Vecchione, and $98.00 per hour for the services of Barry Hall, in accordance with the payment terms described in Appendix A hereto (the “Fees”).  In addition, Trestle shall pay Consultant’s reasonable expenses incurred in connection with the Services (the “Expenses”), provided, however, that the Expenses must fall within the accepted categories described in Appendix A, and provided further that any single expense over $200.00 must be pre-approved by Trestle in writing.

4.             Confidentiality and Inventions Agreement.  Consultant agrees to be bound by, the terms of that certain Confidentiality and Inventions Agreement (the “Inventions Agreement”) executed on or about May 18,2004,  a form of which is attached hereto as Appendix B.

5.             Representations and Warranties.  Consultant represents and warrants that: (i) Consultant is able to render the Services described in Appendix A without interfering with any obligation, including without limitation any obligation of confidentiality, which Consultant may owe a third party, except to the extent of the obligations of the Consultant’s principal executives to provide management and consultant services to other existing clients of the Consultant; (ii) Consultant is not going to provide any services for which Consultant requires any professional licenses (e.g., investment advisor, legal services, accounting, etc.); (iii) Consultant owns or has properly obtained all applicable rights in and to the Inventions and Works and Materials (as such terms are defined in the Inventions Agreement) devised, developed, designed, discovered, reduced to practice or otherwise utilized by Consultant in the course of providing the Services described in Appendix A, and such Inventions and Works and Materials do not, and shall not, infringe upon, or otherwise violate any rights of, any third party; (iv) this Agreement does not conflict with any other agreement or term of employment applicable to or binding upon Consultant and Consultant will promptly notify Trestle in the event that any such conflict does arise during the term hereof.

6.             Indemnification.  Consultant shall indemnify, defend and hold harmless Trestle from and against any and all liability, loss, damage, expense, claims or suits arising out of: (i) Consultant’s breach of this Agreement, including any representation or warranty contained herein; or (ii) any grossly negligent or willful misconduct by Consultant or its employees, associates, consultants, agents, representatives, assignees or successors in interest, which occurs pursuant to or in connection with this Agreement or the relationship or relationships contemplated by this Agreement.  Trestle shall indemnify, defend and hold harmless Consultant from and against any and all liability, loss, damage, expense, claims or suits arising out of: (i) Trestle’s breach of this Agreement, including any representation or warranty contained herein; or (ii) the Services provided by Consultant, provided such claim does not in any manner arise from Consultant’s, or its employees, associates, consultants, agents, representatives, assignees or successors in interest, grossly negligent or willful act or omission.  In the event of any demand by the Consultant for indemnification, Trestle agrees to make such reimbursement without regard as to whether Consultant is covered as an agent of Trestle pursuant to any policy of errors and omissions insurance coverage.  Such reimbursement shall include any and all, damages, attorneys fees and/or costs incurred by Consultant in the course of defending any legal proceeding (civil, administrative, criminal or otherwise) initiated against Consultant and arising out of Consultant’s services hereunder (other than by reason of Consultant engaging in gross negligence or a willful act or omission).

7.             Termination. This Agreement may be terminated by either Party for any reason upon giving ten (10) days’ advance written notice thereof to the other Party.  In addition, this Agreement may be terminated immediately by either Party upon a material breach by the other Party.  For purposes of this Agreement, a material breach shall include Trestle’s failure to timely pay Consultant’s Fees and Expenses in accordance with the Description of Work in Appendix A.  A material breach by Consultant shall include, without limitation: (i) failure to adhere to the material terms and conditions of this Agreement; (ii) any conduct by Consultant that (in the good faith determination of Trestle) would materially injure the goodwill or reputation of Trestle and which has not been cured by Consultant within five (5) days of written notice of such conduct; and (iii) Consultant’s breach of any representation or warranty.

8.             Effect of Termination.  In the event of any termination of this Agreement prior to completion of the Term, and in accordance with the specifications of Section 8 hereof, Trestle agrees to pay Consultant any unpaid balance due for work performed up to and including the date of termination.  Upon termination, Consultant will return to Trestle all material containing Confidential Information (as defined in the Inventions Agreement) and all records, data, notes, reports, printouts, sketches, material, equipment and other documents or property, and all reproductions of any of the foregoing, furnished by Trestle or developed or prepared by Consultant in connection with the Services.

9.             Notices.  Any and all notices or other communications required or permitted to be given by either Party to the other shall be in writing and may be transmitted either by personal delivery by a national courier service or by mail, certified postage prepaid, with return receipt requested.  Notices shall be deemed duly served and given when personally delivered to the Party to whom directed or any of its officers, or, in lieu of such personal service, three days after being deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed as follows:

To Trestle:	Trestle Acquisition Corp.
199 Technology Dr. Suite 105
Irvine, CA 92618
Facsimile: (949) 673-1058
Attention: Eric Stoppenhagen

To Consultant:	Synthetica Ltd.
ATTN: Maurizio Vecchione
15332 Antioch St. No. 303
Pacific Palisades, CA. 90272
Tel. (310) 230-6954
Fax. (310) 230-0763

10.           Entire Agreement.  This Agreement, together with the Appendices hereto, and the Inventions Agreement, shall constitute the entire agreement between the Parties hereto with respect to the retention of Consultant by Trestle, and contains all of the covenants and agreements between the Parties with respect to that retention in any manner whatsoever.  Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, or in the Inventions Agreement, and that no other agreement, statement, or promise not contained in this Agreement, or the Inventions Agreement, shall be valid or binding.

11.           Modification.  This Agreement may not be amended except by a written agreement modifying the appropriate document duly executed by Consultant and an officer of Trestle.

12.           Successors and Assigns.  This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.  Consultant’s duties, obligations, rights and privileges hereunder may not be delegated or assigned in any manner without Trestle’s prior written consent, which shall be provided or withheld in Trestle’s sole discretion.  The benefits hereunder with respect to the rights of Trestle may be assigned by Trestle to any other corporation or other business entity which succeeds to all or substantially all of the business of Trestle through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of Trestle.

13.           Effect or Waiver.  Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

14.           Severability.  If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

15.           Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the law of the State of California, without reference to the conflict of laws principles thereof.  Any conflict or dispute arising under this Agreement or the relationship between the Parties shall be resolved exclusively before a court of competent jurisdiction in Orange County, California.

16.           Construction.  Each party to this Agreement has had the opportunity to review this Agreement with legal counsel.  This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

17.           Survival.  Sections 4, 5, 6 and 8-19 will survive the expiration or termination of this Agreement.

a.             Attorney’s Fees.  The prevailing party in any litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including reasonable attorneys’ fees.

18.           Headings.  The headings to the sections and Appendices of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

19.           Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above.

TRESTLE HOLDINGS, INC.

By:
Michael Doherty
Chairman of the Board

By:
Name:
Its:

APPENDIX A

TO INDEPENDENT CONSULTING AGREEMENT

Description of Work

1.             DESCRIPTION OF WORK:

Consultant’s services shall include, but shall not be limited to, review of Trestle’s management plans, financial matters, developing strategic marketing plans, research and development, production, distribution, sale and marketing of the Company’s products and services and the employment of the Company’s employees.  The parties will agree upon the nature and scope of services to be rendered during the Term, e.g., priorities of projects, etc., the quantity of time to be allocated to each project, etc., and the parties will review the progress achieved and direction to be pursued by the Consultant.

2.             START DATE:  May 18, 2004

3.             COMPLETION DATE:  July 15th, 2004

4.             PERSON(S) WHO ARE TO PERFORM THE WORK:

Maurizio Vecchione and Barry Hall

5.             AUTHORIZED REPRESENTATIVE OF THE TRESTLE:

The character of Consultant’s Services shall be subject to the assignment and direction of Michael Doherty (“Director”) or other representative of Trestle as directed by Trestle to the Consultant.  Further, the character and scope of Consultant’s Services may be revised by mutual agreement between Consultant and Trestle and such revision will be evidenced by a written modification to the Consulting Agreement or this Description of Work signed between Consultant and an officer of Trestle. The Director shall be the only individual authorized to direct the activities of Consultant.

6.             SCHEDULE PERFORMANCE:

If at any time during the performance of this contract any phase of the required tasks appear to be impossible of execution or if any phase cannot be completed on schedule, it is agreed that Consultant will notify Trestle within one (1) day of such determination.  At the time of such notification Consultant shall explain to Trestle why a particular task is impossible to complete and propose alternative procedures for achieving the desired result.

7.             REPORT SCHEDULE:

Consultant shall report regularly to Director Consultant’s progress on the various projects and tasks enumerated above.

8.             PAYMENT TERMS:

Consultant’s compensation shall be due and payable upon presentment of Consultant’s invoice for services rendered on a bi-weekly basis.  Invoices shall be due upon presentation.

9.             EXPENSES:

Trestle agrees to reimburse Consultant for the following:

	Yes	No

- Routine out-of-pocket expense	☒	☐

- Local travel (to and from home and Irvine)	☐	☒

- Long distance travel at the direction Of the Director	☒	☐

- Other - as approved in advance	☒	☐

APPENDIX B

CONFIDENTIALITY AND INVENTIONS AGREEMENT